                                                                   EXHIBIT 10.18

[LETTERHEAD OF CECCO TRADING, INC.        and            LETTERHEAD OF IRONWOODS
                                                           TIMBER HOLDINGS, LTD.


     March 28, 2001


     Aquatic Cellulose
     P.O. Box 1952
     3704 - 32nd Street, Ste. 301
     Vernon, BC, Canada
     VIT 5N6
     Phone: 800-565-6544 Fax: 250-558-5470

     Dear Michael Lacy;

     The following is an outline for the terms and conditions we discussed which would be included as part of a cooperative supply relationship between Cecco Trading Co. and Aquatic Cellulose.

        1. This agreement pertains exclusively to the supply of Ipe (tabebuia spp Lapacho Group) Aquatic Cellulose is under no restrictions to sell its other species to other parties though Cecco Trading may from time to time enter into sales agreements for other species.
        2. Cecco Trading will preference Aquatic Cellulose as a supplier for the supply of ipe subject to availability within required delivery schedules.
        3. Cecco Trading agrees to pay the same market prices for ipe products from Aquatic Cellulose as it pays to its other vendors for equivalent specifications.
        4. Should Aquatic Cellulose achieve third party certification status from an FSC accredited certification body Cecco Trading will pay a $50/m3 premium above non certified market prices for equivalent specifications.
        5. Cecco Trading and Aquatic Cellulose may from time to time by mutual agreement negotiate prices in an effort to secure specific contracts.
        6.  The terms of sale will be cash against presentation of documents.
        7. Prices will be on an FOB 40' ships container port of Belen basis. All inland freight brazil and container loading charges will be for the account of aquatic Cellulose. All Ocean freight charges will be for the account of aquatic Cecco Trading.
        8. Aquatic Cellulose will ship under Cecco Trading Ocean Freight contracts as requested at time of shipment.
        9. Aquatic Cellulose reserves the sole right to accept or refuse any offers to purchase from Cecco Trading at their discretion.
        10. Aquatic Cellulose will give Cecco Trading first right of refusal on all ipe productions in all grades. Should Cecco refuse such offers Aquatic Cellulose is free to sell this product to other buyers.
        11. Aquatic Cellulose agrees to comply with Cecco Trading's Standard Grade, Tally, Packaging, and Delivery Specifications.

          12. Cecco Trading will supply a third party inspector and grader to verify compliance prior to shipment.
          13. Aquatic cellulose will aggressively pursue third party certification of its logging operations.
          14. Once Aquatic Cellulose is third party certified Cecco Trading will work to develop markets for lower grade ipe products.
          15. Aquatic Cellulose will inform Cecco Trading in a timely matter regarding any production delays.
          16. Cecco Trading reserves the right to cancel any orders which are not filled within the specified delivery time as indicated on the purchase orders at time of acceptance by aquatic cellulose.
          17. Cecco Trading will assist Aquatic Cellulose in the development of milling subcontractors.

Memorializing this agreement Cecco Trading will issue to Aquatic Cellulose purchase orders covering the following volumes of Premium Select and FAS/FIF grade S4S E4E Ipe products.

*5 containers (80m3) Net 1.5"x3.5"x12' PS - $850/m3 Asbury Park *5 containers (80m3) Net 1.5"x3.5"x12' FIF - $800/m3 Asbury Park 10 containers (160m3) Net 1.5"x3.5"x12' - 20' PS - $850/m3
10 containers (160m3) Net 1.5"x5.5"x12' - 20' PS - $850/m3
10 containers (160m3) Net .75"x3.5"x8' - 16' PS - $850/m3
10 containers (160m3) Net .75"x3.5"x12' - 20' PS - $850/m3
10 containers (160m3) Net .75"x5.5"x8' - 16' PS - $850/m3
10 containers (160m3) Net .75"x5.5"x12' - 20' PS - $850/m3
10 containers (160m3) Net 1"x5.5"x8' - 16' PS - $850/m3
10 containers (160m3) Net 1"x5.5"x12' - 20' PS - $850/m3
*2 containers (32m3) Net 1"x3.5"x8' - 16' PS - $850/m3
2 containers (32m3) Net 1"x3.5"x12' - 20' PS - $850/m3
*4 containers (64m3) Net 3.5"x3.5"x8' PS - $850/m3
2 containers (32m3) Net 1.25"x2.5"x8' PS - $850/m3
*2 containers (32m3) Net 1.5"x11.25"x12' - 20' PS - $900/m3
2 containers (32m3) Net 2.5"x7.25"x8' - 16' PS - $850/m3
*4 containers (64m3) Net 1.5"x7.25"x8' - 16' PS - $850/m3
4 containers (64m3) Net 1.5"x7.25"x12' - 20' PS - $850/m3
2 containers (32m3) Net 1.5"x1.5"x3' and 8' PS - $450/m3
6 containers (96m3) Net .75"x5.5"x8' PS - $550/m3
2 containers (32m3) Net .75"x5.5"x4' PS - $450/m3
2 containers (32m3) Net .75"x5.5"x10' PS - $550/m3
1 container (16m3) Net 1"x5.5"x8' PS - $550/m3
1 container (16m3) Net 1"x5.5"x10' PS - $550/m3

Total 126 containers 2016m3 - $1,637,600.00

We would consider this a starting set of blanket orders to be produced and supplied over the next 12 months. We would be looking for a balanced production and shipment or sizes.
*=Priority Items
We will send the formal purchase orders overnight.

Please sign and return as confirmation of our agreement.

Regards,

/s/ Brian J. Lotz
------------------------
Brian J. Lotz

Accepted by: /s/                   Date: April 4/01
            -----------------------     ----------------
Position:   Pres. AC/C